UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2021

VIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market

Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b    -2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, the Board of Directors (the “Board”) of View, Inc. (the “Company”) approved and adopted the View, Inc. Employee Cash Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan allows the Compensation Committee of the Board (the “Compensation Committee”) to provide employees selected by the Compensation Committee, including named executive officers, with the opportunity to earn cash incentive awards based upon performance goals established by the Compensation Committee. Pursuant to the Cash Incentive Plan, for each applicable performance period, the Compensation Committee establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool.

Under the Cash Incentive Plan, the Compensation Committee also determines the performance goals applicable to any award, which goals may include, without limitation, a variety of performance, operational, developmental, and financial goals, and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

The Compensation Committee will administer the Cash Incentive Plan, provided that the Compensation Committee may delegate certain of its powers and authority to one or more directors or officers of the Company. The administrator of the Cash Incentive Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period.

Cash incentive awards earned under the Cash Incentive Plan are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted accordingly.

The foregoing summary of the Cash Incentive Plan is qualified in its entirety by reference to the full text of the plan as attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

In connection with the adoption of the Cash Incentive Plan, the Board also established specific target bonus eligibility for its named executive officers for fiscal year 2021 as set forth in the table below. Each named executive officer’s target bonus is reflected as a percentage of his base salary.

Named Executive Officer	Bonus Target
Rao Mulpuri Chief Executive Officer	100%
Vidul Prakash Chief Financial Officer	60%
Rahul Bammi Chief Business Officer	60%

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

10.1     View, Inc. Employee Cash Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021	View, Inc.

	By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Senior Vice President, General Counsel and Secretary

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